Exhibit 99.2

CONSENT IN LIEU OF SHAREHOLDERS' MEETING

(MAJORITY SHAREHOLDERS)

DIAMOND INFORMATION INSTITUTE, INC.

Pursuant to the bylaws of the corporation and New Jersey statutes, we, the holders of the number of shares of stock of DIAMOND INFORMATION INSTITUTE, INC. set forth after our signatures, and as the holders of a majority of the outstanding shares of the voting stock of the Corporation entitled to vote at a meeting of shareholders, do hereby consent to the following action as approved in a resolution adopted by the Board of Directors in its WRITTEN CONSENT TO ACTION WITHOUT MEETING OF DIAMOND INFORMATION INSTITUTE, INC. dated April 11, 2011. The text of the Board's resolution states:

RESOLVED, that the Company authorize and enact the following two corporate actions: (a) a change of state of incorporation and domicile from the state of New Jersey to the state of Wyoming; and (b) a change of the name of the Company from DIAMOND INFORMATION INSTITUTE, INC. to THERAPY CELLS, INC.; and be it further

RESOLVED, that the record date and time, and the effective date and time, of both corporate actions, be May 20, 2011, subject to FINRA’s publication date as announced by FINRA; and be it further

RESOLVED, that the Company’s President, Christopher Glover, send a conformed copy of this resolution to the Company’s transfer agent, Action Stock Transfer Corp.; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the Company consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects.

IN WITNESS WHEREFORE, the undersigned, being the Majority Shareholder of DIAMOND INFORMATION INSTITUTE, INC., has signed this consent on the date indicated below effective this 11th day of April, 2011.

Signature	Date	Number of Shares (%)

/s/Christopher Glover	April 11, 2011	900,000 Series A Pref. (99.99%)

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